Exhibit 99.(h)(3)

CONFIDENTIAL

MASTER INDEX LICENSE AGREEMENT

FOR INDEX BASED FUNDS

This MASTER INDEX LICENSE AGREEMENT, dated as of September 1, 2010 (the “Effective Date”), is made by and between MSCI Inc. (“MSCI”), a Delaware corporation, with an office at 88 Pine Street, New York, New York 10005, and Pax World Management LLC (“Licensee”), a Delaware Limited Liability Company, with an office at 30 Penhallow Street, Suite 400, Portsmouth NH 03801.

WHEREAS, MSCI owns rights in and to, and engages in a variety of business activities in connection with, certain stock indexes and the proprietary data contained therein, including without limitation the indexes listed in any Schedule (as defined in Section l(a) below) attached hereto (the indexes listed in any Schedule together with the data contained in each such index hereinafter referred to as the “Indexes”);

WHEREAS, MSCI compiles, calculates, maintains and publishes the Indexes drawing upon its judgment, experience and expertise, and from time to time may amend the Indexes;

WHEREAS, MSCI and Licensee have entered into a Data License Agreement (the “Data License”), a copy of which is attached hereto as Exhibit B, whereby MSCI has agreed to provide Licensee (at the locations specified therein) with certain data relating to the Indexes and the other indexes referred to therein, subject to and in accordance with such Data License;

WHEREAS, MSCI and its affiliates use in commerce, and either MSCI or an affiliate of MSCI, as applicable, owns trade name, trademark and service mark rights to the designations MSCI, ACWI, EAFE, all Index names and all other MSCI marks referred to herein (such rights are hereinafter individually and collectively referred to as the “Marks”);

WHEREAS, Licensee wishes to obtain a license to use the Indexes listed in each Schedule as the basis of the index tracker funds described in such Schedule (such funds hereinafter referred to as the “Funds”) and a right to sublicense such license to the relevant Funds;

WHEREAS, Licensee wishes to use and to refer to, and to have the right to sublicense to the relevant Funds the right to use and refer to, the Indexes listed in the relevant Schedule and the relevant Marks in connection with issuing, managing, offering, selling, marketing and promoting the relevant Funds and in connection with making disclosure about such Funds under applicable laws, rules and regulations in order to indicate that MSCI is the source of each such Index; and

WHEREAS, Licensee wishes to obtain MSCI’s authorization to use and to refer to the Indexes listed in the relevant Schedule and to use and refer to the relevant Marks in connection with the relevant Funds pursuant to the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, the parties agree as follows:

1.                                      Grant of License

(a) Licensee and MSCI have entered into the Data License pursuant to which MSCI has granted Licensee a license to use certain data relating to the Indexes. Notwithstanding the prohibition in the Data License with respect to offering funds based on any MSCI index, MSCI hereby grants to Licensee, subject to the terms and conditions of this Agreement, a non-transferable, non-exclusive and specifically-limited license: (i) to use the Indexes as the basis, or a component, of the relevant Funds as set forth in each Schedule; (ii) to use and refer to each relevant Index and Mark in connection with marketing and/or promoting the relevant Funds to the extent necessary to indicate the source of the relevant Indexes and in connection with making such disclosure about the relevant Funds as is required by the relevant regulatory authorities; and (iii) to sublicense the rights granted in clauses (i) and (ii) of this sentence to the relevant Funds, as set forth in Section l(c) below. Each Fund shall not contain any share class other than those expressly specified in the relevant Schedule. Further, Licensee shall have no right to create or offer any futures, options or other derivative financial instruments relating to any Index or Fund without MSCI’ s express prior written approval. The license to use each Index and Mark as described herein is limited to use solely in connection with the relevant Funds specified in the relevant Schedule as of the effective date specified in such Schedule. For purposes of clarity, in the event that the Data License, or any amendment thereto, does not include any Index listed on any Schedule, the license purportedly granted herein with respect to such Index shall not be effective. “Schedule” shall mean each amendment to this Agreement pursuant to which MSCI licenses to Licensee one or more specified Indexes for one or more specified Funds, the form of which amendment is attached hereto as Exhibit A. Each Schedule shall state the relevant Index(es), a description of the Fund(s), the applicable License Fee, the effective date of such Schedule and, to the extent different from the provisions of this Agreement, any special terms or conditions particular to the relevant Fund(s). A Schedule will not be effective until signed by both parties. “Agreement” shall mean this Master Index License Agreement For Index Based Funds, all attached Exhibits and Schedules and any amendments hereto or thereto that are in writing and signed by both parties.

(b) Promptly after the execution of each Schedule, Licensee shall make all appropriate filings with all appropriate governmental authorities with respect to the relevant Fund(s). Licensee shall furnish, at a reasonable time in advance of the proposed filing, copies of all such filings to MSCI for its review, and all statements therein pertaining to: (i) MSCI; (ii) MSCI’s affiliates; (iii) any other party involved in, or related to, making or compiling any relevant Indexes; or (iv) the description of the relevant Funds, which description shall be mutually agreed upon in writing by MSCI and Licensee before such filings are made. Within thirty (30) days after receipt of any required governmental approval, Licensee shall offer the relevant Fund(s) unless otherwise agreed to by MSCI in writing in its sole discretion for any reason or no reason to permit a tiered roll out of the Funds. In the event such filings are not approved by all necessary governmental authorities within ninety (90) days of the effective date of the relevant Schedule or, subject to the immediately preceding sentence, if Licensee does not offer such Funds within thirty (30) days after its receipt of the required governmental approval, the relevant Schedule may be terminated (or may be amended pursuant to Section 14(b) below such that the license rights granted with respect to the relevant Indexes are terminated) by either MSCI or Licensee upon ten (10) days’ prior written notice to the other party, and such termination shall be without liability on the part of either party. Further, in no event shall Licensee begin issuing, managing, offering, selling, marketing or promoting any Fund prior to obtaining such approval by all necessary governmental authorities. Licensee has no duty to submit any filings for MSCI’s review which do not affect MSCI, its affiliates or any other third party involved in, or related to, making or compiling any Index.

(c) Licensee may sublicense to a Fund the rights granted to Licensee hereunder and under the Data License with respect to such Fund and each such sublicensee shall have the same rights and obligations that Licensee has under this Agreement and under the Data License with respect to such Fund; provided that: (i) each such sublicensee agrees in writing to comply with all of the terms and conditions of this Agreement and the Data License as if it were Licensee; (ii) Licensee and the relevant sublicensee shall be jointly and severally liable directly to MSCI for any breach of this Agreement or the Data License by the relevant sublicensee; and (iii) a breach of this Agreement or the Data License by any sublicensee will be deemed to be a breach by Licensee that may result in, among other things, termination of this Agreement and/or the Data License. Licensee shall provide MSCI thirty (30) days’ prior written notice of any such sublicense. Further, Licensee may sublicense the rights granted to it hereunder to manage a

Fund to a third party so long as: (v) Licensee shall provide MSCI thirty (30) days’ prior written notice of any such sublicense; (w) any such third party sublicensee shall be a party to an appropriate agreement with MSCI and shall not be in breach of such agreement; (x) Licensee shall guarantee the performance of the third party sublicensee of its obligations under this Agreement; (y) such third party sublicensee shall have no right to sell, market or promote the Fund; and (z) MSCI has provided prior written approval of such third party sublicensee, which it may or may not grant in its sole discretion for any reason or no reason.

2.                                      Term

(a)                                 The initial term of this Agreement shall commence on the Effective Date and shall continue for one (1) year unless earlier terminated as provided in this Section 2 or otherwise under this Agreement. Upon the expiration of the initial one (1) year term, this Agreement shall automatically renew for successive terms of one (1) year at a time. Notwithstanding the foregoing, either party may terminate this Agreement, which termination shall be effective at the end of the then-current term of this Agreement, by written notice to the other party given at least ninety (90) days prior to the end of such then-current term.

(b)                                 The initial term of each Schedule shall commence on the effective date specified in such Schedule and shall continue until the end of the then-current term of this Agreement. Upon expiration of the initial term of each Schedule, such Schedule shall automatically renew for successive terms of one (1) year at a time concurrent with the renewal terms of this Agreement. Notwithstanding the foregoing, either party may terminate any Schedule, which termination shall be effective at the end of the then-current term of such Schedule, by written notice to the other party given at least ninety (90) days prior to the end of such then-current term.

3.                                      License Fees

(a)                                 Licensee shall pay to MSCI the license fees set forth in each Schedule with respect to the use by Licensee of the relevant Indexes as the basis for, or a component of, the relevant Funds (the “License Fees”). All License Fees shall be paid in US Dollars unless the parties agree otherwise in writing. The License Fees set forth in any Schedule may be adjusted by MSCI at the end of the then-current term of such Schedule upon written notice to Licensee at least sixty (60) days prior to the end of such then-current term. Licensee shall notify MSCI in writing of Licensee’s acceptance or rejection of such License Fee adjustment within thirty (30) days of the date of the License Fee adjustment notice.  Failure of Licensee to provide written notice of its acceptance or rejection of such License Fee adjustment within such thirty (30)-day period shall be deemed acceptance by Licensee of such License Fee adjustment. Notwithstanding Section 2 above, if Licensee does not accept such License Fee adjustment, the relevant Schedule will be terminated at the end of the then-current term. In addition to the License Fees, Licensee shall be responsible for and shall pay all applicable taxes, including without limitation, all national, territorial, state and local sales, personal property and ad valorem taxes and other taxes arising as a result of this Agreement, other than taxes based on MSCI’ s income.

(b)                                 All License Fees shall be payable after they have accrued on a calendar quarterly basis. The first quarter shall commence upon the effective date of the relevant Schedule. If the effective date of the relevant Schedule is any day other than the first day of a calendar quarter, the License Fees for the Indexes listed in the Schedule shall be pro-rated accordingly for the first and last payment period. Within fifteen (15) days after the close of each calendar quarter, Licensee shall provide to MSCI a written report calculating the License Fees due hereunder for such quarter accompanied by a payment of the relevant License Fees. Any License Fees or any other amounts due hereunder that are not timely paid shall accrue interest at the rate of one and one-half percent (1.5%) per month or the maximum amount permitted by law, whichever is less, which interest charges shall begin accruing on the relevant due date and shall continue to accrue until such License Fees and all other amounts due hereunder are paid in full.

(c)                                  Licensee shall maintain detailed and accurate records with respect to the assets of the Funds and any of Licensee’s payments to MSCI hereunder. During the term of this Agreement and for a period of three (3) years after the termination of this Agreement, Licensee, upon written request by MSCI, shall provide access to such records during normal business hours to MSCI and/or an independent accounting organization chosen and compensated by MSCI. Licensee shall promptly pay any underreported License Fees and all other amounts due hereunder determined by such audit plus interest thereon at a rate of one and one-half percent (1.5%) per month, or the highest rate allowed by law, whichever is less, for the period of time during which such amount was owed and unpaid. If such audit reveals an underpayment in excess of five percent (5%) of the amount due hereunder, then Licensee shall also pay for the reasonable cost of such audit. All information reviewed and obtained during any audit hereunder shall be treated as Confidential Information pursuant to Section 9(a) below.

4.                                      Termination

In addition to and notwithstanding the other termination rights provided herein, the following termination provisions apply to this Agreement:

(a)                                 In the case of a material breach by MSCI of any of the terms or conditions of any Schedule or of this Agreement with respect to a particular Fund, Licensee may terminate such Schedule with respect to the affected Fund by giving MSCI prior written notice of Licensee’s intent to terminate such Fund and such termination shall be effective thirty (30) days from the date of such notice, unless MSCI corrects such breach within the thirty (30)-day notice period; provided, however, that if such breach is not capable of correction, such termination shall be effective immediately upon notice. In the event of a material breach by MSCI of any of the terms or conditions of this Agreement which is a breach of a nature which goes beyond a particular Fund and affects an entire Schedule, Licensee may terminate the affected Schedule or this Agreement (solely in the event that all of the Schedules are affected in which case such Schedules will terminate concurrently therewith) by giving MSCI prior written notice of Licensee’s intent to terminate the Schedule or this Agreement and such termination will be effective thirty (30) days from the date of such notice, unless MSCI corrects such breach within the thirty (30)-day notice period; provided, however, that if such breach is not capable of correction, such termination will be effective immediately upon notice.

(b)                                 In the case of a material breach by Licensee of any of the terms or conditions of any Schedule or of this Agreement, MSCI may, in its discretion, terminate each or any Schedule or this Agreement (in which event all of the Schedules will terminate concurrently therewith) by giving Licensee prior written notice of its intent to terminate such Schedule or this Agreement, as the case may be, and such termination shall be effective thirty (30) days from the date of such notice, unless Licensee corrects such breach within the thirty (30)-day notice period; provided, however, that if such breach is not capable of correction, such termination shall be effective immediately upon notice.

(c)                                  MSCI may upon notice terminate this Agreement or a Schedule effective immediately upon the termination of the Data License or any portion thereof for any reason or no reason.

(d)                                 MSCI shall have the right, in its sole discretion, to cease compilation and publication of any of the Indexes at any time. In the event that MSCI intends to discontinue any Index, and if circumstances allow, MSCI shall give Licensee reasonable prior written notice of such discontinuance, which notice shall specify whether a replacement or substitute index will be available (the “Notice of Discontinuance”). In the event that any Index is discontinued and MSCI, in its sole discretion, does not offer a replacement or substitute index, MSCI shall have the right to terminate the relevant Schedule, or if the relevant Schedule lists more than one Index and not all of the Indexes on such Schedule are being discontinued, MSCI shall have the right to unilaterally amend such Schedule notwithstanding Section 14(b) below such that the license rights granted with respect to any discontinued Index are terminated. If MSCI offers a replacement or substitute index, Licensee shall have the option to use such replacement or substitute index, subject to and in accordance with the terms and conditions of this Agreement and any relevant Schedule; provided that, within fifteen (15) days after receiving the Notice of Discontinuance, Licensee notifies MSCI in writing of Licensee’s intent to use such replacement or substitute index. If MSCI discontinues any Index but does not offer a replacement or substitute index, Licensee shall have the option to request that MSCI provide Licensee, on a confidential basis, with information necessary to enable Licensee to calculate values of such Index in the manner in which such Index is then calculated, including on a one-time basis a list of the companies in such Index, their respective shares outstanding and information as to the weighting within such Index (the “Calculation Materials”); provided that, within fifteen (15) days after receiving the Notice of Discontinuance, Licensee notifies MSCI of Licensee’s desire to receive the Calculation Materials. For purposes of clarity, this Section 4(d) shall only apply with respect to a termination of or amendment to a Schedule pursuant to this Section 4(d) and shall not apply to any termination of any Schedule or this Agreement for any other reason whatsoever.

(e)                                  In the event (i) Licensee is informed of the final adoption of any legislation or regulation (not otherwise in effect on the effective date specified in the relevant Schedule) that materially impairs Licensee’s ability to issue, manage, offer, sell, market or promote any of the relevant Funds; or (ii) any material litigation or regulatory proceeding regarding any of the relevant Funds is threatened or commenced, Licensee may, upon written notice to MSCI, terminate a Schedule (only if all of the Indexes listed thereon are affected) or unilaterally amend such Schedule notwithstanding Section 14(b) below (in the event all of the Indexes listed on such Schedule are not affected) such that the license rights granted with respect to the affected Index(es) is terminated.

(f)                                   MSCI may terminate, in its discretion, the relevant Schedule (or, if all of the Indexes listed on such Schedule are not affected, unilaterally amend such Schedule notwithstanding Section 14(b) below such that the license rights granted with respect to the affected Indexes are terminated) or this Agreement (in which event all of the Schedules shall terminate concurrently therewith) upon written notice to Licensee if: (i) MSCI is informed of the final adoption of any legislation, regulation, order or rule that, in MSCI’s judgment, materially impairs MSCI’s ability to license and provide any Index or any Marks under this Agreement; or (ii) any material litigation or regulatory proceeding regarding any Funds, any Index or any Mark is threatened or commenced.

(g)                                  Either party may terminate this Agreement immediately upon written notice to the other party if the other party makes a general assignment for the benefit of creditors, or files a voluntary petition in bankruptcy or for reorganization or arrangement under the bankruptcy laws, or if a petition in bankruptcy is filed against such other party and is not dismissed within sixty (60) days after the filing, or if a receiver or trustee is appointed for all or any part of the property or assets of such other party.

(h)                                 MSCI may terminate this Agreement immediately upon written notice to Licensee if there is a change of control of Licensee.

(i)                                     MSCI may terminate the license with respect to a particular Index immediately upon written notice to Licensee if the Fund(s) based on such Index are not commercially offered by Licensee for a continuous period of six (6) months or more at any time during the term of this Agreement

5.                                      Effect of Termination

(a)                                 Except as may be provided under Section 5(b) below, upon termination of the license with respect to any Index and/or Schedule, Licensee shall immediately cease to use the affected Index(es) and all the relevant Marks and shall immediately cease referring to such Index(es) and Marks in connection with the Funds set forth in such Schedule and, within thirty (30) days of such termination, Licensee shall pay MSCI any and all outstanding License Fees and all other amounts due under such Schedule. Upon termination of this Agreement, Licensee shall cease to use all of the Indexes and cease referring to all of the Indexes and Marks with all Funds and, within thirty (30) days of termination, Licensee shall pay MSCI any and all outstanding License Fees due hereunder.

(b)                                 In the event that Licensee exercises the option to receive the Calculation Materials in accordance with Section 4(d) above, MSCI shall be deemed to have provided Licensee a limited, nontransferable, non-exclusive and royalty-free license to use the Calculation Materials as of the date of the termination, or amendment, as the case may be, of the relevant Schedule for the purpose described in Section 4(d) above but the license to use the relevant Marks (subject to the penultimate sentence of this Section 5(b)) and the relevant Index shall immediately terminate. The license to use the Calculation Materials shall extend until the end of the then-current term of the relevant Schedule, as described in Section 2 above, after which time all rights to use the Calculation Materials shall cease. Licensee shall immediately re-name the relevant Fund (the new name not to be confusingly similar to any of the Marks or other marks of MSCI or its affiliates). Licensee shall use the Calculation Materials only in compliance with, and shall not take any action with respect to the Calculation Materials inconsistent with, the terms and conditions of this Agreement. Upon such a re-naming of the Fund, Licensee may make a final use of the Marks to announce the new name of the Fund, subject to Section 6 below. If MSCI terminates or amends, as the case may be, any Schedule pursuant to Section 4(d) above, Licensee’s obligation to make any payment of License Fees with respect to the relevant Funds shall terminate as of the date on which Licensee ceases to use all of the Marks in respect of the relevant Indexes and any re-named Fund pursuant to this Section 5(b); provided that Licensee shall pay to MSCI all amounts due and owing as of such date.

6.                                      Fund Promotion

(a)                                 Licensee shall prominently feature the relevant Marks and logos (which shall be provided to Licensee by MSCI upon request) in all advertisements, brochures, and promotional and information material (other than price quotations for a Fund) (collectively, the “Informational Materials”) relating to or referring to the relevant Funds. Without limiting the foregoing, Licensee shall include the following statement on the title page of all Informational Materials: “The funds described herein are indexed to an MSCI index”. Further, Licensee shall prominently feature a description of the relevant Indexes in all Informational Materials regarding the relevant Funds. In addition, MSCI hereby grants to Licensee a temporary, non-sublicensable, non-transferable, non-exclusive license to hyperlink to MSCI’s web site, www.msci.com, from any Licensee web page containing MSCI data or information. Further, Licensee hereby grants to MSCI a temporary, non-sublicensable, non-transferable, non-exclusive license to list Licensee as a licensee of MSCI data and to hyperlink to Licensee’s web site. Each of these licenses may be revoked at any time by MSCI or Licensee without notice without affecting any of the other rights granted hereunder.

(b)                                 A reasonable time period (but not less than seven (7) business days) prior to Licensee’s distribution or publication of any Informational Materials, Licensee shall submit to MSCI for its preview and approval all such Informational Materials relating to or referring to MSCI or any of the Indexes, Marks, logos or Funds for determination of compliance with the terms herein. Once any Informational Materials have been approved by MSCI, no further approval of such Informational Materials is required; provided that Licensee does not modify its use or description of MSCI or any of the Marks, logos or Indexes referred to in such Informational Materials; provided, further, however, that Licensee shall provide MSCI with copies of all Informational Materials, including without limitation such Informational Materials that do not require resubmission and additional approval, at least once every twelve (12) months (or more frequently upon MSCI’ s request) during the term of this Agreement. Licensee shall use its best efforts to protect the goodwill and reputation of MSCI, its Marks and Indexes.

(c)                                  MSCI is not obligated to engage or cooperate in any marketing or promotional activities in connection with any Funds or in making any representation or statement to investors or prospective investors in connection with the promotion by Licensee of any Funds.

(d)                                 Licensee acknowledges and agrees that MSCI, in granting the permission contained in this Agreement, does not express or imply any approval of the Funds or of Licensee, and Licensee further agrees not to make any statement which expresses or implies that MSCI, its affiliates or any other party involved in, or related to, making or compiling any Indexes approves, endorses or consents to the issuing, managing, offering, selling, marketing or promoting by Licensee of the Funds or that MSCI, its affiliates or any other party involved in, or related to, making or compiling any Indexes makes any judgment or expresses any opinion in respect of the Licensee or the Funds.

(e)                                  Licensee shall not disseminate electronically or in any other fashion, without MSCI’s prior written approval, any quotations or other information relating to: (i) the Indexes (for any reason whatsoever); (ii) any Fund portfolio constituents or weights; (iii) the categorization of Fund portfolio constituents into countries, sectors, industries or industry groups; or (iv) any other information about a Fund to the extent that such information about such Fund would provide a mechanism for reproducing any Raw Index Data (as defined below). The foregoing restrictions regarding any Fund information shall not apply to the extent such Fund information is required to be disclosed to the relevant Fund’s investors or prospective investors by the regulatory authority that regulates such Fund. If Licensee is requested or required by interrogatories, requests for information or documents, subpoena, or other legal process to disclose any Index or Fund information not permitted to be disseminated by this Section 6(e), Licensee shall notify MSCI thereof as soon as reasonably practical so that MSCI may seek an appropriate protective order. Licensee shall cooperate, as reasonably requested by MSCI, in obtaining an appropriate protective order. In the event that MSCI is not successful in obtaining a protective order and Licensee is, in the opinion of its counsel, required to disclose the relevant information under pain of liability for contempt of court or other censure or penalty, Licensee may disclose solely such information as determined by its counsel to be necessary in accordance with and for the limited purpose of compliance with such requirements, without liability hereunder. “Raw Index Data” shall be defined as any field, element, component, classification, code, calculation, formula, selection criteria, policy or methodology (including, without limitation, constituent countries, sectors industry groups, industries, companies and weights) of any Index.

7.                                      Protection Of Value Of License

(a)                                 Licensee shall reasonably cooperate with MSCI in the maintenance of all MSCI common law and statutory rights in the Indexes, Marks and the Calculation Materials (collectively, the “MSCI

Materials”), including, without limitation, copyrights, trademarks and other proprietary rights, and shall take such acts and execute such instruments as are reasonably necessary and appropriate (or as MSCI may otherwise reasonably request) to such purposes, including, without limitation, complying with Sections 6(a) and 6(b) above and Sections 10 (a) and 10(b) below.

(b) Licensee shall not refer to the name of any of the Indexes in any manner which might cause confusion as to MSCI’s responsibility for preparing and disseminating the Indexes or as to the identity of Licensee and its relationship to the Funds.

8.                                      Proprietary Rights

(a)                                 Licensee acknowledges, on behalf of itself and its affiliates, that the Indexes are selected, compiled, arranged and prepared, and from time to time modified, by MSCI through the application of methods and standards of judgment used and developed through the expenditure of considerable creative effort, time and money by MSCI. Licensee also acknowledges, on behalf of itself and its affiliates, that the MSCI Materials are the exclusive property of MSCI, and that MSCI has and retains all proprietary rights therein, including without limitation, all trademark and copyright rights, as well as rights against misappropriation. Licensee further acknowledges, on behalf of itself and its affiliates, that the Indexes and their compilation and composition and changes therein are in the control and discretion of MSCI. Licensee recognizes, on behalf of itself and its affiliates, the existence of the goodwill associated with the

Marks and acknowledges, on behalf of itself and its affiliates, that the goodwill pertaining thereto is the exclusive property of MSCI. All use of the Marks by Licensee shall inure to the benefit of MSCI. Licensee will not, and will cause its affiliates to not, raise any objection, or assist any third party in objecting, to any claims of copyright or other proprietary right by MSCI to all or part of any of the MSCI Materials. Without limiting the foregoing, Licensee recognizes, on behalf of itself and its affiliates, the validity of the MSCI Materials, and Licensee will not, and will cause its affiliates to not, during the term of this Agreement or at any time thereafter, directly or indirectly: (i) challenge or contest, or assist any third party in challenging or contesting, the validity of MSCI’ s rights to, or use or registration of, the Marks, or the validity of the license granted under this Agreement; (ii) attempt to register any of the Marks (or any mark substantially similar to any of the Marks) in any jurisdiction; or (iii) challenge or contest, or assist any third party in challenging or contesting, the validity of MSCI’s rights in or to the Indexes or the Calculation Materials.

(b)                                 MSCI has and retains all rights with respect to the MSCI Materials except (and only to the extent) those expressly licensed to Licensee hereunder. Without limiting the foregoing, Licensee expressly understands and agrees, on behalf of itself and its affiliates, that no rights to use the MSCI Materials are granted hereunder other than those specifically described and expressly granted herein, and this Agreement shall not be construed to transfer to Licensee any ownership right to, or equity interest in, the MSCI Materials, or to or in any proprietary right therein, including, without limitation, any trademark or copyright right.

9.                                      Confidential Information.

(a)                                 Each party hereto (the “Receiving Party”) shall treat as confidential and shall not disclose or transmit to any third party any confidential or proprietary information of the other party (the “Disclosing Party”) to which the Receiving Party has had or will have access in connection with the subject matter of this Agreement, including, without limitation, any proprietary data contained in the Indexes, the Calculation Materials, the License Fee structure contained herein and any other terms of this Agreement (“Confidential Information”). Notwithstanding the foregoing, any information submitted to MSCI by Licensee shall be treated as Confidential Information for the purposes of this Section 9(a) only if the information is designated in writing as “Confidential” or “Proprietary” when given to MSCI. Each party agrees to maintain the confidentiality of all Confidential Information of the other party using procedures no less rigorous than those used to protect and preserve the confidentiality of its own similar confidential and/or proprietary information, but, in no event shall either party use less than a reasonable degree of care to protect and preserve the confidentiality of the other party’s Confidential Information. Without limiting the foregoing, the Receiving Party shall not, directly or indirectly, transfer or disclose any Confidential Information of the Disclosing Party to any third party, except that the Receiving Party shall be permitted to disclose the Confidential Information of the Disclosing Party to those employees and independent consultants of the Receiving Party with a need to know such information for purposes of, and subject to, this Agreement. Notwithstanding anything to the contrary in this Agreement, Confidential Information shall not include information which: (i) was independently developed by the Receiving Party without use of or reference to any Confidential Information of the Disclosing Party; or (ii) becomes known by the Receiving Party from a third party and, to the Receiving Party’s knowledge, is not subject to an obligation of confidentiality. Further, if the Receiving Party is requested or required to disclose any Confidential Information by interrogatories, requests for information or documents, subpoena, or other process (each, a “Legal Requirement”), the Receiving Party, as soon as reasonably practicable, shall provide the Disclosing Party with notice of such Legal Requirement so that the Disclosing Party may seek an appropriate protective order. The Receiving Party shall cooperate, as reasonably requested by the Disclosing Party, in obtaining an appropriate protective order. In the event that the Disclosing Party is not successful in obtaining a protective order and the Receiving Party is, in the opinion of its counsel, required by such Legal Requirement to disclose the Confidential Information under pain of liability for contempt of court or other censure or penalty, the Receiving Party may disclose solely such information as determined by its counsel to be necessary in accordance with and for the limited purpose of compliance with such requirements, without liability hereunder. The provisions of this Section 9(a) shall survive any termination of this Agreement.

(b)                                 The Receiving Party shall cause each employee or third party to whom the Receiving Party discloses Confidential Information in order to perform its obligations hereunder to abide by the confidentiality provisions of this Section 9.

10.                               Licensee Disclaimer Obligations

(a)                                 Licensee shall include all of the following disclaimers and limitations in the prospectus and any offering circular and/or contract(s) relating to any of the Funds, and upon request shall furnish a copy (copies) thereof to MSCI:

THIS FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY [LICENSEE]. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS FUND OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FUNDS GENERALLY OR IN THIS FUND PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FUND OR THE ISSUER OR OWNERS OF THIS FUND OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS FUND OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FUND TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS FUND IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS FUND OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE FUND, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES

MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARITES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this security, product or fund, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’ s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

(b)                                 Licensee shall include the following disclaimers and limitations in any Informational Materials relating to the Funds and upon request shall furnish a copy (copies) thereof to MSCI:

The funds or securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such funds or securities or any index on which such funds or securities are based. The [Prospectus] contains a more detailed description of the limited relationship MSCI has with [Licensee] and any related funds.

(c)                                  The provisions of this Section 10 shall survive termination of this Agreement.

11.                               Warranties; Disclaimers of Warranties

(a)                                 Each party represents and warrants to the other that it has the authority to enter into this Agreement according to its terms.

(b)                                 Licensee represents and warrants to MSCI that: (i) the Funds shall not violate any applicable laws, rules or regulations, including, but not limited to, banking, commodities, investment companies and securities laws; (ii) Licensee’s performance does not violate any laws, rules, regulations or agreements applicable to Licensee; and (iii) Licensee shall use and disseminate the MSCI Materials only in compliance with, and shall not take any action with respect to any of the MSCI Materials inconsistent with, the terms and conditions of this Agreement.

(c)                                  Licensee acknowledges and agrees that:

(i)                                     THE FUNDS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY INDEXES (COLLECTIVELY, THE “MSCI PARTIES”). THE FUNDS HAVE NOT BEEN PASSED ON BY ANY OF THE MSCI PARTIES AS TO THEIR LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY. NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE FUNDS. WITHOUT LIMITING THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUERS OR OWNERS OF THE FUNDS, LICENSEE OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FUNDS GENERALLY OR IN THE FUNDS PARTICULARLY OR THE ABILITY OF THE INDEXES TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE FUNDS, THE ISSUER OF THE FUNDS,

THE OWNERS OF THE FUNDS, LICENSEE OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE FUNDS, LICENSEE OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE FUNDS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THE FUNDS ARE REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUERS OF THE FUNDS, THE OWNERS OF THE FUNDS, LICENSEE OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE FUNDS.

(ii)           ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE FUNDS, OWNERS OF THE FUNDS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARITES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

(d)           The provisions of this Section 11 shall survive any termination of this Agreement.

12.          Indemnification

(a)           Subject to Section 12(b) below, MSCI, at its expense, will defend and/or handle any third party claim or action threatened or brought against Licensee or its officers, directors, managers or employees (collectively, the “Licensee Indemnified Parties”) based on or arising out of any claim that the MSCI Materials or any use thereof constitutes an infringement, violation, contravention or breach of any patent, copyright or trademark or constitutes the misappropriation of a trade secret of any third party. MSCI agrees to indemnify and hold the Licensee Indemnified Parties harmless from and against any and all liabilities, costs, losses, damages and expenses (including without limitation reasonable attorneys’ and experts’ fees) arising out of such claim or action; provided, however, that: (i) Licensee shall promptly notify MSCI of any such claim or action (although failure to do so will only relieve MSCI of its indemnity obligations hereunder to the extent MSCI was prejudiced thereby); (ii) Licensee shall reasonably cooperate with MSCI, at MSCI’s expense, in the defense of such claim or action; and (iii) MSCI shall have full control over the defense and settlement of such claim or action, subject to Section 12(d) below. Licensee shall have the right, at its own expense, to participate in the defense of any such claim or action. Without limiting the foregoing, and notwithstanding anything to the contrary in this Agreement, if any of the MSCI Materials, or the use thereof, become, or in MSCI’s reasonable opinion are likely to become, the subject of a claim or action of infringement, contravention or breach of any Patent, copyright or trademark or of misappropriation of a trade secret of any third party, then MSCI shall have the right, in its sole discretion, to: (A) procure for Licensee the right to continue using the relevant MSCI Materials as contemplated hereunder; (B) modify the relevant MSCI Materials to render them noninfringing; (C) replace the relevant MSCI Materials with equally suitable functionally equivalent noninfringing MSCI Materials; or (D) terminate, in MSCI’s discretion, the relevant Schedule (or, if all of the Indexes listed on such Schedule are not affected, unilaterally amend such Schedule notwithstanding Section 14(b) below such that the license rights granted with respect to the affected Indexes are terminated) or this Agreement in which event all of the Schedules shall terminate concurrently therewith.

(b)           Notwithstanding anything to the contrary in this Agreement, MSCI shall have no liability or obligation to Licensee under Section 12(a) above if such claim or action arises from or in connection with: (i) any negligent act or omission by any Licensee Indemnified Party; (ii) Licensee’s use of other than the then-current version of the MSCI Materials; (iii) Licensee’s modification of the MSCI Materials; (iv) Licensee’s use of the MSCI Materials in combination with any software or other product, service or material not provided by MSCI; (v) any compliance by MSCI with Licensee’s designs, specifications or modifications; or (vi) Licensee’s use of the MSCI Materials other than as set forth in this Agreement. In the event any of the foregoing occurs, Licensee shall indemnify MSCI pursuant to Section 12(c) below.

(c)           Licensee, at its expense, will defend and/or handle any claim or action threatened or brought against MSCI, its affiliates or any other party involved in, or related to, making or compiling any Index, or its or their respective officers, directors, managers, employees, agents, consultants or other representatives (collectively, the “MSCI Indemnified Parties”) if such claim or action is (i) in any manner related to the Funds or Licensee’s use of any of the MSCI Materials hereunder, subject to MSCI’s indemnity contained in Section 12(a) above; (ii) based on any act or omission of Licensee that is in any manner related to the Funds or Licensee’s use of any of the MSCI Materials hereunder; (iii) based on any of the circumstances described in Section 12(b) above; or (iv) based on any other act or omission of Licensee which constitutes a breach of this Agreement. Licensee agrees to indemnify and hold the MSCI Indemnified Parties harmless from and against any and all liabilities, costs, losses, damages and expenses (including without limitation reasonable attorneys’ and experts’ fees) arising out of such claim or action or Licensee’s or any third party’s use of, or inability to use, the Fund; provided, however, that: (x) MSCI shall promptly notify Licensee of any such claim or action (although failure to do so will only relieve Licensee of its indemnity obligations hereunder to the extent Licensee was prejudiced thereby); (y) MSCI shall reasonably cooperate with Licensee, at Licensee’s expense, in the defense of such claim or action; and (z) Licensee shall have full control over the defense and settlement of such claim or action, subject to Section 12(d) below; provided that, in the event that Licensee shall fail to appoint an attorney within ten (10) calendar days after MSCI has notified Licensee of any such claim or action, or the attorney appointed by Licensee is, in MSCI’s reasonable judgment, not suitably qualified to represent any MSCI Indemnified Party, MSCI shall have the right to select and appoint an alternative attorney and the reasonable cost and expense thereof shall be paid by Licensee. Without waiving the benefits of the immediately preceding sentence, MSCI shall have the right, at its own expense, to participate in the defense of any such claim or action.

(d)           The indemnifying party shall have control over all negotiations for the settlement or compromise of a claim or action which such party is required to defend and/or handle under this Section 12; provided that such settlement or compromise is solely monetary in nature. Without limiting the generality of the foregoing, the indemnifying party may not, without the other party’s prior written consent, settle, compromise or consent to the entry of any judgment in any such commenced or threatened claim or action, unless such settlement, compromise or consent: (i) includes an unconditional release of the relevant Indemnified Party from all liability arising out of such commenced or threatened claim or action; and (ii) does not include a statement as to, or an admission of fault, culpability or failure to act by or on behalf of, the relevant Indemnified Party or otherwise adversely affect the relevant Indemnified Party.

13.          Force Majeure

Neither party shall be responsible for any delay or failure in performance of its obligations under this Agreement resulting from acts beyond the control of such party, including but not limited to, any act of God, act of governmental or regulatory authority, act of public enemy, computer or system failure, or due to war, act of terrorism, riot, fire, flood, civil commotion, insurrection, labor difficulty (including without limitation, any strike, or other work stoppage or slowdown), or severe or adverse weather conditions.

14.          Other Matters

(a)           This Agreement is solely and exclusively between the parties as now constituted and, unless otherwise provided herein, shall not be assigned or transferred by either party, without the prior written consent of the other party, and any attempt to so assign or transfer this Agreement without such written consent shall be null and void. Notwithstanding the foregoing, MSCI may assign this Agreement in whole or in part without Licensee’s consent to any affiliate of MSCI or to any entity that acquires those of MSCI’s assets to which the subject matter hereof relates or that is otherwise a successor in interest to MSCI. Furthermore, MSCI may perform any of its duties hereunder either directly or by or through its agents. This Agreement shall be valid and binding on the parties hereto and their successors and permitted assigns.

(b)           This Agreement supersedes all prior agreements and understandings, and constitutes the complete agreement and understanding, between the parties with respect to the subject matter hereof. No amendment or other modification to this Agreement or to any Exhibit or Schedule attached hereto shall be valid or binding with respect to either party unless acknowledged and agreed to in writing and signed by a duly authorized officer of each party. In the event there is a conflict between the provisions of this Agreement and those of any Schedule, the provisions of such Schedule will control solely with respect to the subject matter of such Schedule. In the event that any provision hereof or of a Schedule is deemed to be ambiguous, the Recitals herein shall be considered in resolving any ambiguity.

(c)           No breach, default, or threatened breach of this Agreement by either party shall relieve the other party of its obligations or liabilities under this Agreement with respect to the protection of the property or proprietary nature of any property which is the subject of this Agreement.

(d)           All notices and other communications under this Agreement shall be: (i) in writing; (ii) delivered by hand or by registered or certified mail, return receipt requested, to the addresses set forth below or such addresses as either party shall specify by a written notice to the other; and (iii) deemed given upon receipt. Notwithstanding the foregoing, notices under Section 2 above may be sent by facsimile, with a copy promptly sent by mail or by hand, and will be deemed delivered upon confirmation of transmission.

Notice to MSCI:	MSCI Inc.
88 Pine Street
New York, New York 10005
Attn: MSCI Finance Department
Fax: 212-809-1213

with a copy to (which shall not constitute notice hereunder):
MSCI Inc.
88 Pine Street
New York, New York 10005
Attn: General Counsel
Fax: 212-804-2906

Notice to Licensee:	Pax World Management LLC
30 Penhallow Street, Suite 400
Portsmouth, NH 03801
Attn: Joe Keefe

with a copy to (which shall not constitute notice hereunder):

Pax World Management LLC
30 Penhallow Street, Suite 400
Portsmouth, NH 03801
Attn: John Boese

(e)           This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict or choice of laws principles. The parties hereby consent to the exclusive jurisdiction of, and venue in, any federal or state court of competent jurisdiction located in the Borough of Manhattan, New York City for the purposes of adjudicating any matter arising from or in connection with this Agreement. Each party hereby waives any objection to the propriety or convenience of such venue.

(f)            THE PARTIES UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL FOR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY RELATED DOCUMENTS, AND/OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS CONTEMPLATED HEREBY OR ARISING OUT OF THIS AGREEMENT.

(g)           Licensee acknowledges that a breach of its obligations to MSCI under this Agreement, other than any payment obligations hereunder, will result in irreparable and continuing damage for which monetary damages may not be sufficient, and agrees that MSCI will be entitled to seek, in addition to its other rights and remedies hereunder or at law, injunctive and/or other equitable relief, and such further relief as may be proper from a court of competent jurisdiction.

(h)           The headings of the Sections of this Agreement are for general information and reference only and they in no way define, limit or describe the scope of the provisions of such Sections and shall not be considered in the interpretation or enforcement of this Agreement.

(i)            The parties are independent contractors. Nothing in this Agreement will be construed to constitute or appoint either party as the agent, partner, joint venturer, or representative of the other party for any purpose whatsoever, or to grant to either party any right or authority to assume or create any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any way or manner whatsoever.

(j)            Any forbearance or delay on the part of either party in enforcing any provision of this Agreement or any of its rights hereunder shall not be construed as a waiver of such provision, or any breach thereof, or of a right to enforce same for such occurrence or any future occurrence.

(k)           In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall be unimpaired and shall remain in full force and effect.

(l)            Except as expressly set forth herein, no other party is intended, or shall be deemed, to be a beneficiary of any provision of this Agreement.

(m)          Any provision of this Agreement which, by its nature, would survive the termination of this Agreement shall survive any such termination of this Agreement, including without limitation Sections 5(b) (for the period specified therein), 5(a), 8, 9, 10, 11, 12 and 14. Further, Sections 6 and 7 shall survive the termination of this Agreement to the extent Section 5(b) survives.

(n)           This Agreement may be executed in counterparts, which taken together, shall constitute one Agreement and each party hereto may execute this Agreement by signing such counterpart; provided that no party shall be bound hereby until it has been executed and delivered by all parties hereto. A facsimile signature of either party to this Agreement, or any amendment of this Agreement, shall be deemed an original signature of such party and shall manifest such party’s intention to be bound by this Agreement or such amendment.

(o)           Each party disclaims the existence of, and represents that there were no representations or warranties, or reliance upon same, other than as set forth expressly herein.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

PAX WORLD MANAGEMENT LLC
MSCI Inc.		[LICENSEE]

By:
Name:
	Title:	By:	/s/ Joseph F. Keefe
			Name:	JOSEPH F. KEEFE
			Title:	PRESIDENT & CEO

EXHIBIT A

FORM OF SCHEDULE FOR FUNDS NOT TRADED ON AN EXCHANGE

Schedule No. [insert number] to the

Master Index License Agreement for Index Based Funds

between

MSCI Inc. (“MSCI”)

and

                             (“Licensee”)

dated as of                  , 20     (the “Agreement”)

Effective Date of this Schedule No.[   ] is                  , 20    . This Schedule shall not be effective until signed by both parties.

I. NAME OF THE INDEX(ES):

II. DESCRIPTION OF THE FUND(S)

Licensee may use the Index and Marks solely with respect to the Fund(s) listed in this Schedule No.  .

A copy of the relevant prospectus or offering document of each Fund is attached hereto as Exhibit 1. The Fund(s) may not contain any share class other than those specified in the relevant prospectus or offering document attached hereto.

Name and Detailed Description of the Fund(s):

[TO BE PROVIDED BY LICENSEE]

The shares of the Fund(s) may not be traded on any Exchange. Individual shares of any Fund may be purchased, exchanged or redeemed only: (i) through the registrar and transfer agent of such Fund; (ii) at net asset value; (iii) once each business day at market close; (iv) in the primary market as an active secondary market is not expected for the shares; and (v) for cash.

Licensee may not materially change the description of any of the Funds without the prior written consent of MSCI.

Each Fund will be named or identified as the “XXXX MSCI [Index] Fund (the “Composite Mark”), with the XXXX representing a Licensee name, which name must be approved by MSCI, such approval not to be unreasonably withheld. Licensee will use MSCI approved Marks in the Composite Mark.

MSCI acknowledges and agrees that the Licensee marks are and will remain the exclusive property of Licensee, and that all goodwill that attaches to the Licensee marks as a result their use in the Composite

Marks will redound to the exclusive benefit of Licensee. Licensee acknowledges and agrees that the MSCI Marks are and will remain the exclusive property of MSCI, and that all goodwill that attaches to the MSCI Marks as a result of their use by Licensee including, without limitation, in the Composite Marks, will redound to the exclusive benefit of MSCI.

The Composite Marks will be owned neither by Licensee nor MSCI. Neither party will register or apply for registration of the Composite Marks.

Upon termination of this Schedule, neither party will have ownership of or the right to use the Composite Marks. However, the parties’ respective ownership rights will persist in the constituent MSCI Marks and Licensee Marks that together comprise the Composite Marks.

III. LICENSE FEES:

IV. SPECIAL CONDITIONS (IF ANY):

IN WITNESS WHEREOF, the parties hereto have executed this Schedule No. [   ] as of the effective date set forth above.

PAX WORLD MANAGEMENT LLC
MSCI Inc.		[LICENSEE]

By:
Name:
	Title:	By:	/s/ Joseph F. Keefe
			Name:	JOSEPH F. KEEFE
			Title:	PRESIDENT & CEO

FORM OF SCHEDULE FOR EXCHANGE TRADED FUNDS

Schedule No. [insert number] to the

Master Index License Agreement for Index Based Funds

between

MSCI Inc. (“MSCI”)

and

                               (“Licensee”)

dated as of                    , 20   (the “Agreement”)

Effective Date of this Schedule No. [   ] is                  , 20  . This Schedule shall not be effective until signed by both parties.

I. NAME OF THE INDEX(ES):

II. DESCRIPTION OF THE FUND(S)

Licensee may use the Index and Marks solely with respect to the Fund(s) listed in this Schedule No.     .

The Fund(s) are to be issued, sold and traded on a public basis in accordance with the applicable rules of the exchanges below and all applicable securities laws, rules and regulations.

The Fund(s) shall be limited to: [jurisdiction] domestic unit trust shares, whose interests may be listed and traded on national securities exchanges or stock markets.

The Fund(s) shall be exchange traded. They must be listed and traded on the [jurisdiction] Stock Exchange only.

Neither the Agreement nor this Schedule gives Licensee the right to create or offer any futures, options or other derivatives based on the Indexes. Notwithstanding the foregoing, Licensee may hold futures, options or other derivative securities as constituent holdings of the Fund(s).

A copy of the relevant prospectus or offering document of the Fund(s) is attached hereto as Exhibit 1. The Fund(s) may not contain any share class other than those specified in the relevant prospectus or offering document attached hereto.

Name and Detailed Description of the Fund(s):

Licensee may not materially change the description of any of the Fund(s) without the prior written consent of MSCI.

Each Fund will be named or identified as the “XXXX MSCI [Index] Fund (the “Composite Mark”), with the XXXX representing a Licensee name, which name must be approved by MSCI, such approval not to be unreasonably withheld. Licensee will use MSCI approved Marks in the Composite Mark.

MSCI acknowledges and agrees that the Licensee marks are and will remain the exclusive property of Licensee, and that all goodwill that attaches to the Licensee marks as a result their use in the Composite Marks will redound to the exclusive benefit of Licensee. Licensee acknowledges and agrees that the MSCI Marks are and will remain the exclusive property of MSCI, and that all goodwill that attaches to the MSCI Marks as a result of their use by Licensee including, without limitation, in the Composite Marks, will redound to the exclusive benefit of MSCI. The Composite Marks will be owned neither by Licensee nor MSCI. Neither party will register or apply for registration of the Composite Marks. Upon termination of this Schedule, neither party will have ownership of or the right to use the Composite Marks. However, the parties’ respective ownership rights will persist in the constituent MSCI Marks and Licensee Marks that together comprise the Composite Marks.

III. LICENSE FEES:

V. SPECIAL CONDITIONS (IF ANY):

[Notwithstanding Section 6(e) of the Agreement, Licensee may distribute daily through a password protected section of the Licensee’s website or other mechanism to be agreed to by MSCI the relevant portfolio composition file (PCF) of the Fund’s portfolio to broker-dealer market participants only, provided, any such website shall contain a disclaimer agreed to in writing by the parties and, upon MSCI’s request (which requests shall be no more frequent than on a quarterly basis), Licensee shall provide to MSCI the names of any and all participants; provided, however, that, upon written notice to Licensee, MSCI may withdraw any such distribution approval with respect to particular participants.]

IN WITNESS WHEREOF, the parties hereto have executed this Schedule No. [  ] as of the effective date set forth above.

PAX WORLD MANAGEMENT LLC
MSCI Inc.		[LICENSEE]

By:
Name:
	Title:	By:	/s/ Joseph F. Keefe
Name: JOSEPH F. KEEFE
Title: PRESIDENT & CEO

EXHIBIT 1 TO SCHEDULE

[copy of relevant prospectus or offering document]

EXHIBIT B

DATA LICENSE

(document attached)

Schedule No. 1 to the

Master Index License Agreement for Index Based Funds

between

MSCI Inc. (“MSCI”)

and

Pax World Management Corp (“Licensee”)

dated as of September 1, 2010 (the “Agreement”)

Effective Date of this Schedule No. 1 is September 1, 2010. This Schedule shall not be effective until signed by both parties.

I.                                        NAME OF THE INDEX(ES):

MSCI North America ESG Index

MSCI EAFE ESG Index

II.                                   DESCRIPTION OF THE FUND(S)

Licensee may use the Index and Marks solely with respect to the Fund(s) listed in this Schedule No. 1.

The Fund(s) are to be issued, sold and traded on a public basis in accordance with the applicable rules of the exchanges below and all applicable securities laws, rules and regulations.

The Fund(s) shall be limited to: United States domestic unit trust shares, whose interests may be listed and traded on national securities exchanges or stock markets.

The Fund(s) shall be exchange traded. They must be listed and traded only on a U.S. regulated securities exchange, automated quote system or other regulated U.S. securities market.

Neither the Agreement nor this Schedule gives Licensee the right to create or offer any futures, options or other derivatives based on the Indexes. Notwithstanding the foregoing, Licensee may hold futures, options or other derivative securities as constituent holdings of the Fund(s).

A copy of the relevant prospectus or offering document of the Fund(s) is attached hereto as Exhibit 1. The Fund(s) may not contain any share class other than those specified in the relevant prospectus or offering document attached hereto.

Name and Detailed Description of the Fund(s):

Pax MSCI North America ESG Index ETF

The Fund seeks investment returns that closely correspond to the price and yield performance, before fees and expenses, of the MSCI North America ESG Index. The Index consists of equity securities of issuers in North America that meet specific environmental, social and governance criteria developed by KLD Research & Analytics, a division of MSCI. The Fund’s investment objective may be changed by the board of trustees without a vote of shareholders.

The Fund employs a “passive management” — or indexing — investment approach designed to track the performance of the MSCI North America ESG Index. Under normal circumstances, the Fund invests more than 80% of its total assets in the component securities of the Index and in Depositary Receipts representing the component securities of the Index. The Fund uses a replication strategy to seek to achieve its investment objective, which means that it generally will hold all of the component securities of the Index in approximately the same proportions as they are represented in the Index. The Fund may use a representative sampling strategy with respect to the Index when a replication strategy might be detrimental, such as when a security becomes temporarily illiquid, unavailable or less liquid. The Fund also may invest up to 20% of its total assets in certain futures, options and swap contracts, cash and cash equivalents, and stocks not included in its Index, but which Pax believes will help the Fund track the price and yield performance of its Index.

Pax MSCI EAFE ESG Index ETF

The Fund seeks investment returns that closely correspond to the price and yield performance, before fees and expenses, of the MSCI EAFE ESG Index. The Index consists of equity securities of issuers in Europe and the Asia Pacific region that meet specific environmental, social and governance criteria developed by KLD Research & Analytics, a division of MSCI. The Fund’s investment objective may be changed by the board of trustees without a vote of shareholders.

The Fund employs a “passive management” — or indexing — investment approach designed to track the performance of the MSCI EAFE ESG Index. Under normal circumstances, the Fund invests more than 80% of its total assets in component securities of the Index and in Depositary Receipts representing the component securities of the Index. The Fund uses a representative sampling strategy to achieve its investment objective, which means that it will not always hold the same securities in the same proportions as the Index. The Fund also may invest up to 20% of its total assets in certain futures, options and swap contracts, cash and cash equivalents, and stocks not included in its Index, but which Pax believes will help the Fund track the price and yield performance of its Index.

Each of the funds seeks to provide exposure to the appropriate underlying index before fees and expenses.

Licensee may not materially change the description of any of the Fund(s) without the prior written consent of MSCI.

Each Fund will be named or identified as the “XXXX MSCI [Index] Fund (the “Composite Mark”), with the XXXX representing a Licensee name, which name must be approved by MSCI, such approval not to be unreasonably withheld. Licensee will use MSCI approved Marks in the Composite Mark. All relevant materials including fund names shall be updated during the next prospectus update.

MSCI acknowledges and agrees that the Licensee marks are and will remain the exclusive property of Licensee, and that all goodwill that attaches to the Licensee marks as a result their use in the Composite Marks will redound to the exclusive benefit of Licensee. Licensee acknowledges and agrees that the MSCI Marks are and will remain the exclusive property of MSCI, and that all goodwill that attaches to the MSCI Marks as a result of their use by Licensee including, without limitation, in the Composite Marks, will redound to the exclusive benefit of MSCI. The Composite Marks will be owned neither by Licensee nor MSCI. Neither party will register or apply for registration of the Composite Marks. Upon termination of this Schedule, neither party will have ownership of or the right to use the Composite Marks. However, the parties’ respective ownership rights will persist in the constituent MSCI Marks and Licensee Marks that together comprise the Composite Marks.

III.                              LICENSE FEES:

If Pax World is the only ETF licensee in the United States for the above indices, the following fees will apply:

AUM of the Relevant Fund	Annual License Fee
First US$100 million	20% of total expense ratio
US$100 million - $200 million	19% of the total expense ratio
US$200 million - $300 million	18% of the total expense ratio
US$300 million - $400 million	17% of the total expense ratio
US$400 million - $500 million	16% of the total expense ratio
>US$500 million	15% of the total expense ratio

Additionally, the following annual minimums shall apply:

•                  Year 1: $20,000

•                  Year 2: $40,000

•                  Year 3: $60,000

•                  Year 4: $80,000

•                  Year 5: $100,000

•                  In the event that Pax World is not the sole licensee for ETFs in the United States based on the above Indices, MSCI shall deduct 2 bps from the above calculated fee and waive the annual minimums. Fees will be prorated but not rebated.

•                  For purposes of this Schedule “AUM” shall mean a Fund’s average daily assets under management during the relevant period

•                  The above fees are subject to a minimum annual fee of 6 bps.

•                  For purposes of clarity, the fees are calculated per fund and not in aggregate.

VI.                               SPECIAL CONDITIONS (IF ANY):

1.              Notwithstanding anything to the contrary in Section 1(b), as it applies to any Fund(s) listed in this Schedule No. 1 contemplated but not yet offered on the Effective Date, Licensee shall offer such Funds within a period of one year beginning on the Effective date.

2.              The following new subsection 6(f) is added to the Agreement:

Notwithstanding anything to the contrary in Section 6(e) above:

(i) Licensee may publish on a two-day delay on Licensee’s website, www.esgshares.com the end of the day portfolio composition file containing the names and prices of the securities, the number of shares held and their weights within each Fund (the “PCF Data”); provided that:

(1) the PCF Data is published in a non-manipulable format that may not be downloaded,

(2) all persons accessing any PCF Data via Licensee’s website must affirmatively assent to a click-through agreement in the form attached hereto as Exhibit 1 each time they access any PCF Data, and

(3) MSCI may terminate this right on reasonable notice to Licensee if MSCI determines in its good faith reasonable discretion that such disclosure is cannibalizing or otherwise detrimentally affecting MSCI’ s business.

(ii) Licensee may publish on a two-day delay the end of the day PCF Data for each Fund on Bloomberg (the “Vendor”); provided that

(1) the Vendor shall not make any use of the PCF Data other than to publish it as described herein;

(2) the Vendor shall periodically purge any history of the PCF Data in excess of one calendar quarter; and

(3) the Vendor will include the following notice on the description of the page for the relevant Fund:

No copying or redistribution. “As is” without warranty. For use solely to evaluate [fund name] and for no other purposes in connection with any other security, financial product or index.

MSCI may terminate this right upon reasonable prior written notice to Licensee if MSCI determines in its good faith reasonable discretion that such disclosure is cannibalizing or otherwise detrimentally affecting MSCI’ s business.

(iii) License may publish on Licensee’s website, www.esgshares.com, the following Fund and Index information at the following frequencies:

a.              For each Fund, monthly on a 10-day delay:

•                  top 10 holdings and their weights;

•                  sector weights, country/regional weights, number of stocks in the Fund, volatility measures and performance returns; and

•                  median market cap, P/E ratio, P/B ratio, 30-day yield, ROE, earnings growth rate, turnover rate for most recent year, expense ratio, and cash investments.

b.              For the Index that is the basis for the relevant Fund, monthly on a 10-day delay:

•                  sector weights and country/regional weights.

•                  number of stocks in the Index, volatility measures and performance; and

•                  median market cap, P/E ratio, P/B ratio, ROE, earnings growth rate.

provided that each page of the website containing any such data will prominently indicate or contain a prominent link to a page that will indicate that such data is provided for informational purposes only and may not be used for any other purpose including as the basis for any other fund, derivative or financial product.

MSCI may terminate this right upon reasonable prior written notice to Licensee if MSCI determines in its good faith reasonable discretion that such disclosure is cannibalizing or otherwise detrimentally affecting MSCI’s business.

(iv) Licensee may publish the end of day PCF Data for each Fund:

(1)         as required by applicable law;

(2)         via NSCC to permit authorized participants of the Funds to create or redeem shares in the applicable Fund (provided they are prohibited from using the data for any other purpose); and

(3)         to the pricing agent for the purpose of calculating and publishing the intraday indicative Net Asset Value for each Fund (provided the pricing agent is prohibited from using the data for any other purpose).

The PCF for each Fund may be calculated by Licensee’s custodian, State Street Bank and Trust, provided that State Street Bank and Trust is licensed to receive the relevant index data pursuant to a license agreement directly with MSCI.

Additionally, Licensee may on a daily basis publish (a) on Bloomberg and (b) on a password protected Licensee website for authorized participants of the Funds to create and redeem shares in the applicable Fund, the end of day PCF for each Fund; provided that:

(1) Bloomberg may not make any use of the PCF Data other than to publish it as described herein;

(2) Bloomberg and Licensee will periodically purge any history of the PCF Data in excess of one calendar quarter;

(3) Bloomberg and Licensee will include the following notice on the description page for each Fund:

No reproduction or redistribution. “As is” without warranty. For use solely to evaluate [              ] and for no other purpose including in connection with any other security, financial product or index.

MSCI may terminate this right on reasonable prior written notice to Licensee if MSCI determines in its good faith reasonable discretion that such disclosure is cannibalizing or otherwise detrimentally affecting MSCI’s business.]

Exhibit 1

Click on the icon below to view the Portfolio Composition File (PCF) for the date indicated. [The PCF identifies the name and amount of each security that “authorized participants” were required to deposit with                           (“             ”) to purchase a Creation Unit of the Fund on that date.] Unless otherwise indicated, an authorized participant redeeming Fund shares on that date would receive the same securities in the same amounts as shown in the PCF.

The following additional terms and conditions apply to the PCF:

By accessing the PCF, you agree not to reproduce, distribute or disseminate the PCF, in whole or in part, in any form without prior written permission of Pax World and MSCI Inc. (“MSCI”). All information in the PCF is provided on an “as is” basis, and Pax World and MSCI make no express or implied warranties or representations of any kind with respect to any of the information contained in the PCF (including, without limitation, with respect to the accuracy, completeness, reliability, merchantability or fitness for a particular purpose of any such information or any financial results you may achieve from its use). In no event shall Pax World, MSCI, or their respective affiliates have any liability relating to the use of the PCF. The PCF is provided on a delayed basis and does not necessarily represent the holdings of the relevant Fund, either on the date it was originally published or currently. The PCF is for informational purposes only. You may use the PCF solely in connection with evaluating purchases and sales of Fund shares, and may not use it in connection with any other financial product or index.

IN WITNESS WHEREOF, the parties hereto have executed this Schedule No. 1 as of the effective date set forth above.

PAX WORLD MANAGEMENT LLC
MSCI Inc.		[LICENSEE]

By:
Name:
	Title:	By:	/s/ Joseph F. Keefe
Name: JOSEPH F. KEEFE
Title: PRESIDENT & CEO

Schedule No.2 to the

Master Index License Agreement for Index Based Funds

between

MSCI Inc. (“MSCI”)

and

Pax World (“Licensee”)

dated as of September 1, 2010 (the “Agreement”)

Effective Date of this Schedule No. 2 is September 1, 2010. This Schedule shall not be effective until signed by both parties.

I.                                        NAME OF THE INDEX(ES):

MSCI North America ESG Index

MSCI EAFE ESG Index

II.                                   DESCRIPTION OF THE FUND(S)

Licensee may use the Index and Marks solely with respect to the Fund(s) listed in this Schedule No. 2.

A copy of the relevant prospectus or offering document of each Fund is attached hereto as Exhibit 1. The Fund(s) may not contain any share class other than those specified in the relevant prospectus or offering document attached hereto.

Name and Detailed Description of the Fund(s):

Pax MSCI North America ESG Index Fund

The Fund seeks investment returns that closely correspond to the price and yield performance, before fees and expenses, of the MSCI North America ESG Index. The Index consists of equity securities of issuers in North America that meet specific environmental, social and governance criteria developed by KLD Research & Analytics, a division of MSCI. The Fund’s investment objective may be changed by the board of trustees without a vote of shareholders.

The Fund employs a “passive management” - or indexing - investment approach designed to track the performance of the MSCI North America ESG Index. Under normal circumstances, the Fund invests more than 80% of its total assets in the component securities of the Index and in Depositary Receipts representing the component securities of the Index. The Fund uses a replication strategy to seek to achieve its investment objective, which means that it generally will hold all of the component securities of the Index in approximately the same proportions as they are represented in the Index. The Fund may use a representative sampling strategy with respect to the Index when a replication strategy might be detrimental, such as when a security becomes temporarily illiquid, unavailable or less liquid. The Fund also may invest up to 20% of its total assets in certain futures, options and swap contracts, cash and cash equivalents, and stocks not included in its Index, but which Pax believes will help the Fund track the price and yield performance of its Index.

Pax MSCI EAFE ESG Index Fund

The Fund seeks investment returns that closely correspond to the price and yield performance, before fees and expenses, of the MSCI EAFE ESG Index. The Index consists of equity securities of issuers in Europe and the Asia Pacific region that meet specific environmental, social and governance criteria developed by KLD Research &

Analytics, a division of MSCI. The Fund’s investment objective may be changed by the board of trustees without a vote of shareholders.

The Fund employs a “passive management” — or indexing —  investment approach designed to track the performance of the MSCI EAFE ESG Index. Under normal circumstances, the Fund invests more than 80% of its total assets in component securities of the Index and in Depositary Receipts representing the component securities of the Index. The Fund uses a representative sampling strategy to achieve its investment objective, which means that it will not always hold the same securities in the same proportions as the Index. The Fund also may invest up to 20% of its total assets in certain futures, options and swap contracts, cash and cash equivalents, and stocks not included in its Index, but which Pax believes will help the Fund track the price and yield performance of its Index.

Each of the funds seeks to provide exposure to the appropriate underlying index before fees and expenses.

The shares of the Fund(s) may not be traded on any Exchange. Individual shares of any Fund may be purchased, exchanged or redeemed only: (i) through the registrar and transfer agent of such Fund; (ii) at net asset value; (iii) once each business day at market close; (iv) in the primary market as an active secondary market is not expected for the shares; and (v) for cash. Licensee may not materially change the description of any of the Funds without the prior written consent of MSCI.

Each Fund will be named or identified as the “XXXX MSCI [Index] Fund (the “Composite Mark”), with the XXXX representing a Licensee name, which name must be approved by MSCI, such approval not to be unreasonably withheld. Licensee will use MSCI approved Marks in the Composite Mark.

MSCI acknowledges and agrees that the Licensee marks are and will remain the exclusive property of Licensee, and that all goodwill that attaches to the Licensee marks as a result their use in the Composite Marks will redound to the exclusive benefit of Licensee. Licensee acknowledges and agrees that the MSCI Marks are and will remain the exclusive property of MSCI, and that all goodwill that attaches to the MSCI Marks as a result of their use by Licensee including, without limitation, in the Composite Marks, will redound to the exclusive benefit of MSCI.

The Composite Marks will be owned neither by Licensee nor MSCI. Neither party will register or apply for registration of the Composite Marks.

Upon termination of this Schedule, neither party will have ownership of or the right to use the Composite Marks. However, the parties’ respective ownership rights will persist in the constituent MSCI Marks and Licensee Marks that together comprise the Composite Marks.

III.                              LICENSE FEES:

Annual License Fee
AUM of the Relevant Fund	Mutual Funds (Commingled)	Active Funds	Institutional Separately Managed Accounts (privately managed)
<US$100 million	8 bps	5 bps	5 bps
US$100M- $250M	8 bps	4 bps	4 bps
US$250M - $500M	5 bps	3 bps	3 bps
>US$500M	4 bps	2 bps	2 bps

•                  For purposes of this Schedule “AUM” shall mean a Fund’s average daily assets under management during the relevant period

•                  For purposes of clarity, the fees for mutual funds and active funds are calculated per fund and not in aggregate. The fees for separately managed accounts will be aggregated for fee calculation purposes

•                  Institutional Separately Managed accounts shall be defined as privately managed accounts with minimum account sizes of $250,000 or more.

VII.                          SPECIAL CONDITIONS (IF ANY):

1.              Notwithstanding anything to the contrary in Section 1(b), as it applies to any Fund(s) listed in this Schedule No. 2 contemplated but not yet offered on the Effective Date, Licensee shall offer such Funds within a period of one year beginning on the Effective date.

2.              License may publish on Licensee’s website, www.paxworld.com, the following Fund and Index information at the following frequencies:

a.              For each Fund, monthly on a 10-day delay:

•                  top 10 holdings and their weights;

•                  sector weights, country/regional weights, number of stocks in the Fund, volatility measures and performance returns; and

•                  median market cap, P/E ratio, P/B ratio, 30-day yield, ROE, earnings growth rate, turnover rate for most recent year, expense ratio, and cash investments.

b.              For the Index that is the basis for the relevant Fund, monthly on a 10-day delay:

•                  sector weights and country/regional weights.

•                  number of stocks in the Index, volatility measures and performance; and

•                  median market cap, P/E ratio, P/B ratio, ROE, earnings growth rate.

provided that each page of the website containing any such data will prominently indicate or contain a prominent link to a page that will indicate that such data is provided for informational purposes only and may not be used for any other purpose including as the basis for any other fund, derivative or financial product.

MSCI may terminate this right upon reasonable prior written notice to Licensee if MSCI determines in its good faith reasonable discretion that such disclosure is cannibalizing or otherwise detrimentally affecting MSCI’s business.

IN WITNESS WHEREOF, the parties hereto have executed this Schedule No. [    ] as of the effective date set forth above.

PAX WORLD MANAGEMENT LLC
MSCI Inc.		[LICENSEE]

By:
Name:
	Title:	By:	/s/ Joseph F. Keefe
Name: JOSEPH F. KEEFE
Title: PRESIDENT & CEO